UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 6, 2023

MOUNTAIN & CO. I ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41021	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, Delaware 19807	19807
(Address of Principal Executive Offices)	(Zip Code)

+1 302 273 0765
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	MCAAU	The Nasdaq Stock Market LLC
Class A ordinary share, par value $0.0001 per share	MCAA	The Nasdaq Stock Market LLC
Redeemable warrant, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	MCAAW	The Nasdaq Stock Market LLC

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On February 6, 2023, upon the shareholders’ approval of the Trust Amendment Proposal (as defined below), Mountain & Co. I Acquisition Corp. (the “Company”), entered into an amendment (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated November 4, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee, to allow the extension of the date by which the Company must consummate its initial business combination from February 9, 2023 to November 9, 2023 (the “Extension”).

The foregoing description is qualified in its entirety by reference to the Trust Agreement Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

On February 6, 2023, the Company issued a promissory note (the “Note”) in the principal amount of up to $3,780,000 to Mountain & Co. I Sponsor LLC (the “Sponsor”), in connection with the Extension. The Sponsor will initially pay $420,000 of such funds to the Company’s trust account (the “Trust Account”) on or before February 9, 2023, and thereafter the same amount for each subsequent calendar month, or portion thereof, commencing on March 9, 2023 until November 9, 2023, that is needed to complete an initial business combination.

The Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Company’s initial business combination, or (b) the date of the liquidation of the Company.

Any amendments to the Note and the loan may be made with the written consent of the Sponsor and the Company.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 7, 2023, the Company filed an amendment (the “Extension Amendment”) to the Company’s Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Articles”) with the Registrar of Companies in the Cayman Islands. The Extension Amendment extends the date by which the Company must consummate its initial business combination from February 9, 2023 to November 9, 2023.

The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 6, 2023, the Company held an extraordinary general meeting of shareholders (the “Shareholder Meeting”). At the close of business on the record date of the Shareholder Meeting, each Class A ordinary share and Class B ordinary share outstanding (collectively, the “Ordinary Shares”) was entitled to one vote with respect to the proposal (i) to amend the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company has to consummate a business combination from February 9, 2023 to November 9, 2023 (the “Extension Amendment Proposal”) and (ii) to amend the Trust Agreement to allow the Extension (the “Trust Agreement Amendment Proposal”).  Both proposals are described in more detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on January 19, 2023. A summary of the voting results at the Shareholder Meeting is set forth below.

Each of the Extension Amendment Proposal and the Trust Agreement Amendment Proposal was approved by the Company’s shareholder as follows:

	For	Against	Abstain
Extension Amendment Proposal	17,393,794	1,042,231	0
Trust Agreement Amendment Proposal	17,393,794	1,042,231	0

Shareholders holding 10,784,962 Class A ordinary shares (after giving effect to withdrawals of redemptions) exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $113.0 million (approximately $10.48 per share) will be removed from the Trust Account to pay such redeeming holders, and approximately $128.0 million will remain in the Trust Account.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description of Exhibits

3.1	Amendment to the Amended and Restated Memorandum and Articles of Association of the Company.
10.1	Amendment to Investment Management Trust Agreement, dated November 4, 2021.
10.2	Promissory Note issued to the Sponsor.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNTAIN & CO. I ACQUISITION CORP.

Date: February 7, 2023	By:	/s/ Dr. Cornelius Boersch
		Name:	Dr. Cornelius Boersch
		Title:	Chief Executive Officer